                                                                  Exhibit 3.2(a)

                              AMENDED AND RESTATED

                                  REGULATIONS

                                       OF

                             ASHTON WOODS USA L.L.C.

                       A NEVADA LIMITED LIABILITY COMPANY

                          Dated as of September 1, 2005

                        AMENDED AND RESTATED REGULATIONS
                                       OF
                             ASHTON WOODS USA L.L.C.
                       A NEVADA LIMITED LIABILITY COMPANY

ARTICLE I. DEFINITIONS...................................................     1
   1.01    Definitions...................................................     1
   1.02    Construction..................................................     4

ARTICLE II. ORGANIZATION.................................................     4
   2.01    Formation.....................................................     4
   2.02    Name..........................................................     4
   2.03    Registered Office; Registered Agent; Principal Office in the
           United States; Other Offices..................................     4
   2.04    Purposes......................................................     4
   2.05    Foreign Qualification.........................................     4
   2.06    Term..........................................................     4
   2.07    Mergers and Exchanges.........................................     5
   2.08    No State-Law Partnership......................................     5

ARTICLE III. MEMBERSHIP; DISPOSITIONS OF INTERESTS.......................     5
   3.01    Initial Members...............................................     5
   3.02    Representations and Warranties................................     5
   3.03    Restrictions on the Disposition of an Interest................     5
   3.04    Additional Members............................................     7
   3.05    Interests in a Member.........................................     8
   3.06    Information...................................................     8
   3.07    Liability to Third Parties....................................     8
   3.08    Withdrawal....................................................     8
   3.09    Lack of Authority.............................................     9

ARTICLE IV. CAPITAL CONTRIBUTIONS........................................     9
   4.01    Contributions.................................................     9
   4.02    Failure to Contribute.........................................     9
   4.03    Return of Contributions.......................................    11
   4.04    Advances by Members...........................................    11
   4.05    Capital Accounts..............................................    11

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE
                                                                            ----
ARTICLE V. ALLOCATIONS AND DISTRIBUTIONS.................................    12
   5.01    Allocations...................................................    12
   5.02    Distributions.................................................    12

ARTICLE VI. BOARD OF DIRECTORS...........................................    13
   6.01    Management....................................................    13
   6.02    Number; Election; Voting......................................    13
   6.03    Vacancies; Removal............................................    13
   6.04    Actions by Board of Directors; Committees; Delegation of
           Authority and Duties..........................................    14
   6.05    Vacancies; Removal; Resignation...............................    14
   6.06    Meetings......................................................    14
   6.07    Action by Written Consent or Telephone Conference.............    15
   6.08    Compensation..................................................    15
   6.09    Conflicts of Interest.........................................    15

ARTICLE VII. OFFICERS....................................................    16
   7.01    General Provisions............................................    16
   7.02    President.....................................................    16
   7.03    Treasurer.....................................................    16
   7.04    Secretary.....................................................    16
   7.05    Assistant Officers............................................    16
   7.06    Vice Presidents...............................................    17

ARTICLE VIII. MEETINGS OF MEMBERS........................................    17
   8.01    Meetings......................................................    17
   8.02    Voting List...................................................    18
   8.03    Proxies.......................................................    18
   8.04    Conduct of Meetings...........................................    18
   8.05    Action by Written Consent or Telephone Conference.............    19

ARTICLE IX. INDEMNIFICATION..............................................    20
   9.01    Right to Indemnification......................................    20
   9.02    Advance Payment...............................................    20
   9.03    Indemnification of Officers, Employees, and Agents............    20

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE
                                                                            ----
   9.04    Appearance as a Witness.......................................    21
   9.05    Nonexclusivity of Rights......................................    21
   9.06    Insurance.....................................................    21
   9.07    Savings Clause................................................    21

ARTICLE X. TAXES.........................................................    21
   10.01   Tax Returns...................................................    21
   10.02   Tax Elections.................................................    21
   10.03   Tax Matters Partner...........................................    22

ARTICLE XI. BOOKS, RECORDS, REPORTS, AND BANK ACCOUNTS...................    22
   11.01   Maintenance of Books..........................................    22
   11.02   Reports.......................................................    23
   11.03   Accounts......................................................    23

ARTICLE XII. BANKRUPTCY OF A MEMBER......................................    23

ARTICLE XIII. DISSOLUTION, LIQUIDATION, AND TERMINATION..................    24
   13.01   Dissolution...................................................    24
   13.02   Liquidation and Termination...................................    24
   13.03   Deficit Capital Accounts......................................    26
   13.04   Articles of Dissolution.......................................    26

ARTICLE XIV. GENERAL PROVISIONS..........................................    26
   14.01   Offset........................................................    26
   14.02   Notices.......................................................    26
   14.03   Entire Agreement; Supersedure.................................    27
   14.04   Effect of Waiver or Consent...................................    27
   14.05   Amendment or Modification.....................................    27
   14.06   Binding Effect................................................    27
   14.07   Governing Law; Severability...................................    27
   14.08   Further Assurances............................................    27
   14.09   Waiver of Certain Rights......................................    28
   14.10   Indemnification...............................................    28
   14.11   Notice to Members of Provisions of this Agreement.............    28
   14.12   Counterparts..................................................    28
   14.13   Arbitration...................................................    28

                        AMENDED AND RESTATED REGULATIONS
                                       OF
                             ASHTON WOODS USA L.L.C.
                       A NEVADA LIMITED LIABILITY COMPANY

     These AMENDED AND RESTATED REGULATIONS OF ASHTON WOODS USA L.L.C. (these "Regulations"), dated as of September 1, 2005, are (a) executed and agreed to, for good and valuable consideration, by the Members and Special Members (as defined below) and (b) replace and supersede any previous regulations of the Company (as defined below), including but not limited to the Regulations of Ashton Woods USA L.L.C., dated as of February 6, 1997, as amended by the First Amendment to Regulations of Ashton Woods USA L.L.C., dated as of May 31, 1999, and the Second Amendment to Regulations of Ashton Woods USA L.L.C., dated as of May 31, 1999.

                                   ARTICLE I.
                                   DEFINITIONS

     1.01 DEFINITIONS. As used in these Regulations, the following terms have the following meanings:

     "Act" means the Nevada Limited Liability Company Act, Nevada Revised Statutes ("NRS") Chapter 86, and any successor statute, as amended from time to time.

     "Amount Due to Withdrawing Member" has the meaning given that term in
Section 3.08.

     "Articles" has the meaning given that term in Section 2.01.

     "Bankrupt Member" means (except to the extent a Required Interest consents otherwise) any Member or Special Member (a) that (i) makes a general assignment for the benefit of creditors; (ii) files a voluntary bankruptcy petition; (iii) becomes the subject of an order for relief or is declared insolvent in any federal or state bankruptcy or insolvency proceedings; (iv) files a petition or answer seeking for the Member or the Special Member a reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any law; (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member or the Special Member in a proceeding of the type described in subclauses (i) through (iv) of this clause (a); or (vi) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of the Member or the Special Member or of all or any substantial part of the Member's or Special Member's properties; or (b) against which, a proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any law has been commenced and 120 days have expired without dismissal thereof or with respect to which, without the Member's or the Special Member's consent or acquiescence, a trustee, receiver, or liquidator of the Member or the Special Member or of all or any substantial part of the Member's or the Special Member's properties has been appointed and 90 days have expired without the appointment's having been vacated or stayed, or 90 days have expired after the date of expiration of a stay, if the appointment has not previously been vacated.

     "Board of Directors" has the meaning given that term in Section 6.01.

     "Business Day" means any day other than a Saturday, a Sunday, or a holiday on which national banking associations in the State of Nevada are closed.

     "Capital Contribution" means any contribution by a Member or a Special Member to the capital of the Company.

     "Code" means the Internal Revenue Code of 1986 and any successor statute, as amended from time to time

     "Company" means Ashton Woods USA L.L.C., a Nevada limited liability company.

     "Default Interest Rate" means a rate per annum equal to the lesser of (a) four percent (4%) plus a varying rate per annum that is equal to the interest rate published as the prime rate by The Bank of Nova Scotia from time to time, with adjustments in that varying rate to be made on the same date as any change in that rate, and (b) the maximum rate permitted by applicable law.

     "Designated Entities" means Isleworth West Limited Partnership, a Florida limited partnership; Ashton Woods Florida L.L.C., a Nevada limited liability company; Butler Coves Limited Partnership, a Florida limited partnership; Ashton Woods Orlando Limited Partnership, a Florida limited partnership; Ashton Woods Orlando II Limited Partnership, a Nevada limited partnership; Ashton Woods Lakeside L.L.C., a Florida limited liability company; and Ashton Woods Butler L.L.C., a Nevada limited liability company.

     "Delinquent Member" has the meaning given that term in Section 4.02(a).

     "Director" shall mean any member of the Board of Directors, but does not include any Person who has ceased to be a member of the Board of Directors.

     "Dispose," "Disposing," or "Disposition" means a sale, assignment, transfer, exchange, mortgage, pledge, grant of a security interest, or other disposition or encumbrance (including, without limitation, by operation of law), or the acts thereof.

     "Excess Contributions" means, as to any Member whose Unrefunded Contribution Ratio exceeds its Sharing Ratio, the amount by which such Member's unreturned Capital Contributions exceed the unreturned Capital Contributions by all of the Members multiplied by such Member's Sharing Ratio.

     "General Interest Rate" means a rate per annum equal to the lesser of (a) a varying rate per annum that is equal to the interest rate published as the prime rate by The Bank of Nova Scotia from time to time, with adjustments in that varying rate to be made on the same date as any change in that rate, and (b) the maximum rate permitted by applicable law.

     "Lending Member" has the meaning given that term in Section 4.02(a)(ii).

     "Member" means any Person executing these Regulations as of the date of these Regulations as a member or hereafter admitted to the Company as a member as provided in these Regulations, but does not include any Person who has ceased to be a member in the Company.

     "Membership Interest" means the share of the economic interests in the Company, including, without limitation, profits, losses, distributions of assets, rights to distributions (liquidating or other), allocations and information, and rights to consent or approve.

     "Permitted Transferee" has the meaning given that term in Section 3.03(b).

     "Person" has the meaning given that term in the Act.

     "Proceeding" has the meaning given that term in Section 9.01.

     "Regulations" has the meaning given that term in the introductory paragraph

     "Required Interest" means one or more Members having among them more than 80% of the Sharing Ratios of all Members.

     "Sharing Ratio" with respect to any Member means the percentage set forth in the column "Sharing Ratios" on Exhibit A, subject to change as herein provided. However, in determining any capital contribution, allocation or distribution with respect to the Designated Entities, "Sharing Ratio" shall mean the percentage set forth in the column "Designated Entity Sharing Ratio" on Exhibit A.

     "Special Member" means any Person executing these Regulations as of the date of these Regulations as a special member or hereafter admitted to the Company as a special member as provided in these Regulations, but does not include any Person who has ceased to be a special member in the Company.

     "Special Membership Interest" means the interest of a Special Member in the Company, which shall be limited to the special allocations of the profits and cash distributions from the Pinery Joint Venture, a Colorado joint venture, in the proportions set forth next to each Special Member's name on Exhibit B and which, except are otherwise expressly provided herein, shall not confer any rights to participate in the management or operation of the Company.

     "Unreturned Contribution Ratio" means the ratio (expressed as a percentage) of a Member's unreturned Capital Contributions to the unreturned Capital Contributions of all of the Members.

     "Withdraw Date" has the meaning given that term in Section 3.08.

     "Withdrawing Member" has the meaning given that term in Section 3.08.

     Other terms defined herein have the meanings so given them.

     1.02 CONSTRUCTION. Whenever the context requires, the gender of all words used in these Regulations includes the masculine, feminine, and neuter. All references to Articles and Sections refer to articles and sections of these Regulations, and all references to Exhibits are to Exhibits attached hereto, each of which is made a part hereof for all purposes.

                                   ARTICLE II.
                                  ORGANIZATION

     2.01 FORMATION. The Company has been organized as a Nevada limited liability company by the filing of Articles of Organization (the "Articles") under and pursuant to the Act and the issuance of a certificate of organization for the Company by the Secretary of State of Nevada.

     2.02 NAME. The name of the Company is "Ashton Woods USA L.L.C." and all Company business must be conducted in that name or such other names that comply with applicable law as the Managers may select from time to time.

     2.03 REGISTERED OFFICE; REGISTERED AGENT; PRINCIPAL OFFICE IN THE UNITED STATES; OTHER OFFICES. The registered office of the Company required by the Act to be maintained in the State of Nevada shall be the office of the initial registered agent named in the Articles or such other office (which need not be a place of business of the Company) as the Board of Directors may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Nevada shall be the initial registered agent named in the Articles or such other Person or Persons as the Board of Directors may designate from time to time in the manner provided by law. The principal office of the Company in the United States shall be at such place as the Board of Directors may designate from time to time, which need not be in the State of Nevada. The Company shall maintain records at the office of the registered agent as required by the Act and shall keep the street address of the registered office of the Company in the State of Nevada. The Company may have such other offices as the Board of Directors may designate from time to time.

     2.04 PURPOSES. The purposes of the Company are those set forth in the Articles.

     2.05 FOREIGN QUALIFICATION. Prior to the Company's conducting business in any jurisdiction other than Nevada, the Board of Directors shall cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of the Board of Directors, with all requirements necessary to qualify the Company as a foreign limited liability company in that jurisdiction. At the request of the Board of Directors, each Member shall execute, acknowledge, swear to, and deliver all certificates and other instruments conforming with these Regulations that are necessary or appropriate to qualify, continue, and terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business.

     2.06 TERM. The Company commenced on the date the Secretary of State of Nevada issued a certificate of organization for the Company and shall continue in existence for the period fixed in the Articles for the duration of the Company, or such earlier time as these Regulations may specify.

     2.07 MERGERS AND EXCHANGES. The Company may be a party to (a) a merger or
(b) an exchange or acquisition.

     2.08 NO STATE-LAW PARTNERSHIP. The Members and Special Members intend that the Company not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member, Special Member or Director be a partner or joint venturer of any other Member, Special Member or Director, for any purposes other than federal and state tax purposes, and these Regulations may not be construed to suggest otherwise.

                                  ARTICLE III.
                     MEMBERSHIP; DISPOSITIONS OF INTERESTS

     3.1 INITIAL MEMBERS. The initial members of the Company are the Persons executing these Regulations as of the date of these Regulations as Members or Special Members.

     3.2 REPRESENTATIONS AND WARRANTIES. Each Member or Special Member, as applicable, hereby represents and warrants to the Company and each other Member and Special Member that (a) if that Member or Special Member is a corporation, it is duly organized, validly existing and in good standing under the law of the state of its incorporation and is duly qualified and in good standing as a foreign corporation in the jurisdiction of its principal place of business (if not incorporated therein); (b) if that Member or Special Member is a limited liability company, it is duly organized, validly existing, and (if applicable) in good standing under the law of the state of its organization and is duly qualified and (if applicable) in good standing as a foreign limited liability company in the jurisdiction of its principal place of business (if not organized therein); (c) if that Member or Special Member is a partnership, trust, or other entity, it is duly formed, validly existing, and (if applicable) in good standing under the law of the state of its formation, and if required by law is duly qualified to do business and (if applicable) in good standing in the jurisdiction of its principal place of business (if not formed therein), and the representations and warranties in clause (a), (b) or (c), as applicable, are true and correct with respect to each partner (other than limited partners), trustee, or other member thereof; (d) that Member or Special Member has full corporate, limited liability company, partnership, trust, or other applicable power and authority to execute and agree to these Regulations and to perform its obligations hereunder and all necessary actions by the board of directors, shareholders, managers, members, partners, trustees, beneficiaries, or other Persons necessary for the due authorization, execution, delivery, and performance of these Regulations by that Member or Special Member have been duly taken; (e) that Member or Special Member has duly executed and delivered these Regulations; and (f) that Member's or Special Member's authorization, execution, delivery, and performance of these Regulations do not conflict with any other agreement or arrangement to which that Member or Special Member is a party or by which it is bound.

     3.3 RESTRICTIONS ON THE DISPOSITION OF AN INTEREST. (a) Except as specifically provided in this Section 3.03, a Disposition of an interest in the Company may not be effected without the consent the Members constituting a Required Interest. Any attempted Disposition by a Person of an interest or right, or any part thereof, in or in respect of the Company other than in accordance with this Section 3.03 shall be, and is hereby declared, null and void ab initio.

          (b) Notwithstanding the provisions of Section 3.03(a), the interest of any Member or Special Member in the Company may be transferred without the consent of the Members constituting a Required Interest if (i) the transfer occurs by reason of or incident to the death, dissolution, divorce, liquidation, merger or termination of the transferor Member or Special Member, and (ii) the transferee is a Permitted Transferee. A "Permitted Transferee" is any member of such Member's or Special Member's immediate family, or a trust, corporation, limited liability company, or partnership controlled by such Member, Special Member or members of such Member's or Special Member's immediate family, or another Person controlling, controlled by, or under common control with such Member or Special Member.

          (c) Subject to the provisions of Section 3.03(d),(e), and (f),(i) a Person to whom an interest in the Company is transferred has the right to be admitted to the Company as a (x) Member with the Sharing Ratio or (y) Special Member with the profit allocation and cash distribution percentage so transferred to such Person, if (A) the Member or Special Member making such transfer grants the transferee the right to be so admitted, and (B) such transfer is consented to in accordance with Section 3.03(a); (ii) a Permitted Transferee under the circumstances described in Section 3.03(b) has the right to be admitted to the Company as a (x) Member with the Sharing Ratio or (y) Special Member with the profit allocation and cash distribution percentage so transferred to the Permitted Transferee; and (iii) the Company or (with the permission of the Company, which may be withheld in its sole discretion) a Lending Member may grant the purchaser of a Delinquent Member's interest in the Company at a foreclosure of the security interest therein granted pursuant to
Section 4.02(b) the right to be admitted to the Company as a Member with such Sharing Ratio (no greater than the Sharing Ratio of the Member effecting such Disposition prior thereto) as they may agree.

          (d) The Company may not recognize for any purpose any purported Disposition of all or part of a Membership Interest or Special Membership Interest unless and until the other applicable provisions of this Section 3.03 have been satisfied and the Directors have received, on behalf of the Company, a document (i) executed by both the Member or Special Member effecting the Disposition (or if the transfer is on account of the death, incapacity, or liquidation of the transferor, its representative) and the Person to which the Membership Interest, Special Membership Interest or part thereof is Disposed,
(ii) including the notice address of any Person to be admitted to the Company as a Member or Special Member and its agreement to be bound by these Regulations with respect to the Membership Interest, Special Membership Interest or part thereof being obtained, (iii) setting forth (x) the Sharing Ratios after the Disposition of the Member effecting the Disposition or (y) the profit allocation and cash distribution percentage of the Special Member effecting the Disposition and the Person to which the Membership Interest, Special Membership Interest or part thereof is Disposed (which together must total either (a) the Sharing Ratio of the Member effecting the Disposition before the Disposition, or (b) the profit allocation and cash distribution percentage of the Special Member effecting the Disposition before the Disposition, as applicable), and (iv) containing a representation and warranty that the Disposition was made in accordance with all applicable laws and regulations (including securities laws) and, if the Person to which the Membership Interest, Special Membership Interest or part thereof is Disposed is to be admitted to the Company, its representation and warranty that the representations and warranties in Section 3.02 are true and correct with respect to that Person. Each Disposition and, if applicable, admission complying with the provisions of this Section 3.03(d) is effective as of the first day of the calendar month immediately succeeding the month in which the Board of Directors receive the notification of Disposition and the other requirements of this Section 3.03 have been met.

          (e) For the right of a Member or a Special Member to Dispose of a Membership Interest, a Special Membership Interest or any part thereof or of any Person to be admitted to the Company in connection therewith to exist or be exercised, (i) either (A) the Membership Interest, Special Membership Interest or part thereof subject to the Disposition or admission must be registered under the Securities Act of 1933, as amended, and any applicable state securities laws or (B) the Company must receive a favorable opinion of the Company's legal counsel or of other legal counsel acceptable to the Board of Directors to the effect that the Disposition or admission is exempt from registration under those laws and (ii) the Company must receive a favorable opinion of the Company's legal counsel or of other legal counsel acceptable to the Board of Directors to the effect that the Disposition or admission, when added to the total of all other sales, assignments, or other Dispositions within the preceding 12 months, would not result in the Company being considered to have terminated within the meaning of the Code. The Board of Directors, however, may waive the requirements of this Section 3.03(e).

          (f) The Member or Special Member effecting a Disposition and any Person admitted to the Company in connection therewith shall pay, or reimburse the Company for, all costs incurred by the Company in connection with the Disposition or admission (including, without limitation, the legal fees incurred in connection with the legal opinions referred to in Section 3.03(e) on or before the tenth day after the receipt by that Person of the Company's invoice for the amount due. If payment is not made by the date due, the Person owing that amount shall pay interest on the unpaid amount from the date due until paid at a rate per annum equal to the Default Interest Rate.

     3.04 ADDITIONAL MEMBERS. Additional Persons may be admitted to the Company as Members or Special Members and Membership Interests or Special Membership Interests may be created and issued to those Persons and to existing Members or Special Members at the direction of the Members constituting a Required Interest, on such terms and conditions as such Members may determine at the time of admission. The terms of admission or issuance must specify (i) the Sharing Ratios in the case of Membership Interests or (ii) the profit allocation and cash distribution percentages in the case of Special Membership Interests applicable thereto and may provide for the creation of different classes or groups of Members and Special Members and having different rights, powers, and duties. The Members constituting a Required Interest shall reflect the creation of any new class or group in an amendment to these Regulations indicating the different rights, powers, and duties, and such an amendment need be executed only by the Members constituting a Required Interest. Any such admission also must comply with the provisions of Section 3.03(d)(i) and (ii) and is effective only after the new Member or Special Member has executed and delivered to the Board of Directors a document including the new Member's or Special Member's notice address, its agreement to be bound by these Regulations, and its representation and warranty that the representation and warranties in Section
3.02 are true and correct with respect to the new Member or Special Member. The provisions of this Section 3.04 shall not apply to Dispositions of Membership Interests or Special Membership Interests.

     3.05 INTERESTS IN A MEMBER. A Member or Special Member that is not a natural person may not cause or permit an interest, direct or indirect, in itself to be Disposed of such that, after the Disposition, (a) the Company would be considered to have terminated within the meaning of section 708 of the Code or (b) without the consent of the Board of Directors and a Required Interest, that

Member or Special Member shall cease to be controlled by substantially the same Persons who control it as of the date of its admission to the Company. On any breach of the provisions of clause (b) of the immediately preceding sentence, the Company shall have the option to buy, and on exercise of that option the breaching Member shall sell, the breaching Member's Membership Interest or Special Member's Special Membership Interest, all in accordance with Section
12.01 as if the breaching Member or Special Member were a Bankrupt Member.

     3.06 INFORMATION. (a) In addition to the other rights specifically set forth in these Regulations, each Member is entitled to all information to which that Member or Special Member is entitled to have access pursuant to the Act under the circumstances and subject to the conditions therein stated. The Members and Special Members agree, however, that the Board of Directors from time to time may determine, due to contractual obligations, business concerns, or other considerations, that certain information regarding the business, affairs, properties, and financial condition of the Company should be kept confidential and not provided to some or all other Members and Special Members, and that it is not just or reasonable for those Members, Special Members or assignees or representatives thereof to examine or copy that information.

          (b) The Members and Special Members acknowledge that, from time to time, they may receive information from or regarding the Company in the nature of trade secrets or that otherwise is confidential, the release of which may be damaging to the Company or Persons with which it does business. Each Member and Special Member shall hold in strict confidence any information it receives regarding the Company that is identified as being confidential (and if that information is provided in writing, that is so marked) and may not disclose it to any Person other than another Member, Special Member or a Director, except for disclosures (i) compelled by law (but the Member or Special Member must notify the Board of Directors promptly of any request for that information, before disclosing it if practicable), (ii) to advisers or representatives of the Member, Special Member or Persons to which that Member's Membership Interest or Special Member's Membership Interest may be Disposed as permitted by these Regulations, but only if the recipients have agreed to be bound by the provisions of this Section 3.06(b), or (iii) of information that Member or Special Member also has received from a source independent of the Company that the Member or Special Member reasonably believes obtained that information without breach of any obligation of confidentiality. The Members and Special Members acknowledge that breach of the provisions of this Section 3.06(b) may cause irreparable injury to the Company for which monetary damages are inadequate, difficult to compute, or both. Accordingly, the Members and Special Members agree that the provisions of this Section 3.06(b) may be enforced by specific performance.

     3.07 LIABILITY TO THIRD PARTIES. No Member, Special Member or Director shall be liable for the debts, obligations or liabilities of the Company, including under a judgment, decree or order of a court.

     3.08 WITHDRAWAL. Special Members do not have the right or power to withdraw from the Company as a Special Member. Any Member (the "Withdrawing Member") may withdraw from the Company by giving written notice thereof to the Company. The date the Company receives such written notice shall be referred to as the "Withdraw Date." Upon the receipt of any such notice, the Company shall use its reasonable efforts to distribute to the Withdrawing Member an amount equal to the value of the Withdrawing Member's Membership Interest, as reflected on the books of the

Company as of the Withdraw Date, taking into account all of the debts and assets of the Company as of the Withdraw Date (the "Amount Due to the Withdrawing Member"). In no event shall the Company have any obligation to borrow funds to pay the Amount Due to the Withdrawing Member. As assets owned by the Company are sold or converted into cash in the normal course of the Company's business, the Company shall pay the Withdrawing Member all or a portion of the Amount Due to the Withdrawing Member, and the Amount Due to the Withdrawing Member shall not fluctuate after the Withdraw Date if the value of the assets of the Company increase or decrease after the Withdraw Date. The Withdrawing Member, after delivery of such Written Notice to the Company, shall not be entitled to participate in any of the decisions, management or operations of the Company. Upon receipt of the Amount Due to the Withdrawing Member, the Withdrawing Member shall execute such documents as may be necessary to reflect that the Withdrawing Member no longer has an interest in the Company or a right to participate in the profits of the Company.

     3.09 LACK OF AUTHORITY. No Member or Special Member has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company, or to incur any expenditures on behalf of the Company.

                                   ARTICLE IV.
                              CAPITAL CONTRIBUTIONS

     4.01 CONTRIBUTIONS. Without creating any rights in favor of any third party, each Member shall contribute to the Company, in cash, that Member's Sharing Ratio of all monies that the Members constituting a Required Interest determine should be contributed to the Company on or before the date determined by the Members; provided, however, that a Member is not obligated to contribute a total amount that exceeds that Member's Sharing Ratio of the required amount; provided, further, that once a Member pays in full a Capital Contribution required pursuant to this Section 4.01, such Member shall be deemed to have fully satisfied such Member's required Capital Contribution and shall have no further obligation with respect thereto to the Company or any third party, including in any case where such Member has received a distribution or distributions from the Company under Section 5.02 hereof.

     4.02 FAILURE TO CONTRIBUTE. (a) If a Member does not contribute by the time required all or any portion of a Capital Contribution that Member is required to make as provided in these Regulations, the Company may exercise, on notice to that Member (the "Delinquent Member"), one or more of the following remedies:

               (i) taking such action (including, without limitation, court proceedings) as the Board of Directors may deem appropriate to obtain payment by the Delinquent Member of the portion of the Delinquent Member's Capital Contribution that is in default, together with interest thereon at the Default Interest Rate from the date that the Capital Contribution was due until the date that it is made, all at the cost and expense of the Delinquent Member;

               (ii) permitting the other Members in proportion to their Sharing Ratios or in such other percentages as they may agree (the "Lending Member" whether one or more), to advance the portion of the Delinquent Member's Capital Contribution that is in default, with the following results:

                    (A) the sum advanced constitutes a loan from the Lending Member to the Delinquent Member and a Capital Contribution of that sum to the Company by the Delinquent Member pursuant to the applicable provisions of these Regulations,

                    (B) the principal balance of the loan and all accrued unpaid interest thereon is due and payable in whole on the tenth day after written demand therefor by the Lending Member to the Delinquent Member,

                    (C) the amount lent bears interest at the Default Interest Rate from the day that the advance is deemed made until the date that the loan, together with all interest accrued on it, is repaid to the Lending Member,

                    (D) all distributions from the Company that otherwise would be made to the Delinquent Member (whether before or after dissolution of the Company) instead shall be paid to the Lending Member until the loan and all interest accrued on it have been paid in full to the lending Member (with payments being applied first to accrued and unpaid interest and then to principal),

                    (E) the payment of the loan and interest accrued on it is secured by a security interest in the Delinquent Member's Membership Interest, as more fully set forth in Section 4.02(b), and

                    (F) the Lending Member has the right, in addition to the other rights and remedies granted to it pursuant to these Regulations or available to it at law or in equity, to take any action (including, without limitation, court proceedings) that the Lending Member may deem appropriate to obtain payment by the Delinquent Member of the loan and all accrued and unpaid interest on it, at the cost and expense of the Delinquent Member;

               (iii) exercising the rights of a secured party under the Uniform Commercial Code of the State of Nevada, as more fully set forth in Section 4.02(b): or

               (iv) exercising any other rights and remedies available at law or in equity.

          (b) Each Member grants to the Company, and to each Lending Member with respect to any loans made by the Lending Member to that Member as a Delinquent Member pursuant to Section 4.02(a)(ii), as security, equally and ratably, for the payment of all Capital Contributions that Member has agreed to make and the payment of all loans and interest accrued on them made by Lending Members to that Member as a Delinquent Member pursuant to Section 4.02(a)(ii), a security interest in and a general lien on its Membership Interest and the proceeds thereof, all under the Uniform Commercial Code of the State of Nevada. On any default in the payment of a Capital Contribution or in the payment of such a loan or interest accrued on it, the Company or the Lending Member, as applicable, is entitled to all the rights and remedies of a secured party under the Uniform Commercial Code of the State of Nevada with respect to the security interest granted in this Section 4.02(b). Each Member shall execute and deliver to the Company and the other Members all financing statements and other instruments that the Managers or the Lending Member, as applicable, may request to effectuate and carry out the preceding provisions of this Section 4.02(b). At the option of the Managers or a Lending Member, these Regulations or a carbon, photographic, or other copy hereof may serve as a financing statement.

     4.03 RETURN OF CONTRIBUTIONS. Other than as expressly provided in these Regulations, neither a Member nor a Special Member is entitled to the return of any part of its Capital Contributions or to be paid interest in respect of either its capital account or its Capital Contributions. An unrepaid Capital Contribution is not a liability of the Company or of any Member or Special Member. Neither a Member nor a Special Member is required to contribute or to lend any cash or property to the Company to enable the Company to return any Member's or Special Member's Capital Contributions.

     4.04 ADVANCES BY MEMBERS. If the Company does not have sufficient cash to pay its obligations, any Member(s) that may agree to do so with the Board of Directors' consent may advance all or part of the needed funds to or on behalf of the Company. An advance described in this Section 4.05 constitutes a loan from the Member to the Company, bears interest at the General Interest Rate from the date of the advance until the date of payment, and is not a Capital Contribution.

     4.05 CAPITAL ACCOUNTS. A capital account shall be established and maintained for each Member and Special Member. Each Member's or Special Member's capital account (a) shall be increased by (i) the amount of money contributed by that Member or Special Member to the Company, (ii) the fair market value of property contributed by that Member or Special Member to the Company (net of liabilities secured by the contributed property that the Company is considered to assume or take subject to under section 752 of the Code), and (iii) allocations to that Member or Special Member of Company income and gain (or items thereof), including income and gain exempt from tax and income and gain described in Treas. Reg. Section 1.704-l(b)(2)(iv)(g), but excluding income and gain described in Treas. Reg. Section 1.704-1(b)(4)(i), and (b) shall be decreased by (i) the amount of money distributed to that Member or Special Member by the Company, (ii) the fair market value of property distributed to that Member or Special Member by the Company (net of liabilities secured by the distributed property that the Member or the or Special Member is considered to assume or take subject to under section 752 of the Code), (iii) allocations to that Member or Special Member of expenditures of the Company described in section 705(a)(2)(B) of the Code, and (iv) allocations of Company loss and deduction (or items thereof), including loss and deduction described in Treas. Reg. Section 1.704-1(b)(2)(iv)(g), but excluding items described in clause
(b)(iii) above and loss or deduction described in Treas. Reg. Section 1.704-l(b)(4)(i) or Section 1.704-1 (b)(4)(iii). The Members' and the Special Members' capital accounts also shall be maintained and adjusted as permitted by the provisions of Treas. Reg. Section 1.704-l(b)(2)(iv)(f) and as required by the other provisions of Treas. Reg. Sections 1.704- l(b)(2)(iv) and 1.704-1(b)(4), including adjustments to reflect the allocations to the Members and the Special Members of depreciation, depletion, amortization, and gain or loss as computed for book purposes rather than the allocation of the corresponding items as computed for tax purposes, as required by Treas. Reg.
Section 1.704-l(b)(2)(iv)(g). A Member or Special Member that has more than one Membership Interest or Special Membership Interest shall have a single capital account that reflects all its Membership Interests or Special Membership Interests, regardless of the class of Membership Interests or Special Membership Interests owned by that Member or Special Member and regardless of the time or manner in which those Membership Interests or Special Membership

Interests were acquired. On the transfer of all or part of a Membership Interest or a Special Membership Interest, the capital account of the transferor that is attributable to the transferred Membership Interest, Special Membership Interest or part thereof shall carry over to the transferee Member or Special Member in accordance with the provisions of Treas. Reg. Section 1.704-1(b)(2)(iv)(l).

                                   ARTICLE V.
                          ALLOCATIONS AND DISTRIBUTIONS

     5.01 ALLOCATIONS. (a) Except as may be required by section 701(c) of the Code and Treas. Reg. Section 1.701-l(b)(2)(iv)(f)(4), all items of income, gain, loss, deduction, and credit of the Company shall be allocated among the Members in accordance with their Sharing Ratios and among the Special Members in accordance with their allocation of profits. Notwithstanding the previous sentence, in the event that one or more Members has an Unreturned Contribution Ratio that is greater than its Sharing Ratio, prior to any allocation of profits being made to the Members pursuant to the previous sentence, such Member or Members shall receive an allocation of profits equal to an annual rate of interest equal to three quarters of one percent (3/4%) above the "prime" rate of interest quoted by the Wall Street Journal from time to time on such Excess Contributions during the existence of any such Excess Contributions.

          (b) All items of income, gain, loss, deduction, and credit allocable to any Membership Interest or Special Membership Interest that may have been transferred shall be allocated between the transferor and the transferee based on the portion of the calendar year during which each was recognized as owning that Membership Interest or Special Membership Interest, without regard to the results of Company operations during any particular portion of that calendar year and without regard to whether cash distributions were made to the transferor or the transferee during that calendar year; provided, however, that this allocation must be made in accordance with a method permissible under section 706 of the Code and the regulations thereunder.

     5.02 DISTRIBUTIONS. All receipts and revenues of the Company from any source shall be applied and distributed in the following order of priority with no distribution being made in any category set forth below unless and until the preceding category has been satisfied in full either by payment or by setting aside of a reserve for payment of same.

          (a) in payment of all debts, obligations, liabilities, costs and expenses incurred in connection with or on account of the Company;

          (b) in payment of Amounts Due to the Withdrawing Member pursuant to
Section 3.08;

          (c) in repayment of any loans and accrued interest thereon made by a Lending Member pursuant to Section 4.03(a)(ii);

          (d) in repayment of Contributions by the Member in accordance with their Sharing Ratios, subject to the provisions of Section 4.03 or Contributions by a Special Member in accordance with their profit allocation percentages.

          (e) after having satisfied (a), (b), (c) and (d) above, receipts and revenues of the Company shall represent the profits of the Company and shall be distributed to the Members pro rata and pari passu in accordance with their Sharing Ratios and any receipts and revenues of the Company allocable to the Pinery Joint Venture shall be distributed to the Special Members pro rata and pari passu in accordance with their profit allocation percentages.

However, no distribution of profits shall be made until after completion of any development and/or construction activities undertaken by the Company, without the agreement of the Members constituting a Required Interest. Furthermore, notwithstanding the foregoing provisions of this Section 5.02, any Member with Excess Contributions may request, in writing, that the Company distribute to such Member an amount equal to such Member's Excess Contributions, and the Company shall distribute such amount to the Member within one hundred twenty
(120) days after the receipt of such request.

                                   ARTICLE VI.
                               BOARD OF DIRECTORS

     6.01 MANAGEMENT. All Company powers shall be exercised by or under the authority of, and the business and affairs of the Company managed under the direction of, its board of directors ("Board of Directors"), subject to any limitation set forth in these Regulations. The Directors shall be the "managers" of the Company as that term is used in the Act.

     6.02 NUMBER; ELECTION; VOTING. The Board of Directors shall from time to time fix the number of members of the Board of Directors by resolution which shall consist initially of three members. Except with respect to Directors elected to fill a vacancy, Directors shall be elected by the Members constituting a Required Interest and shall serve for a term of one (1) year and until their successors are elected. All resolutions adopted and all business transacted by the Board of Directors shall require the affirmative vote of a majority of the Directors present at the meeting. The Board of Directors may elect from its membership a chairman to preside at meetings of the Board of Directors.

     6.03 VACANCIES; REMOVAL. If a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of Directors:

          (a) the Required Interest may fill the vacancy;

          (b) The Board of Directors may fill the vacancy; or

          (c) If the Directors remaining in office constitute fewer than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of all the Directors remaining in office.

     6.04 ACTIONS BY BOARD OF DIRECTORS; COMMITTEES; DELEGATION OF AUTHORITY AND DUTIES. (a) In managing the business and affairs of the Company and exercising its powers, the Board of Directors shall act (i) collectively through meetings and written consents pursuant to Sections 6.06 and 6.07; and (ii) through committees pursuant to Section 6.04(b).

          (b) The Board of Directors may, from time to time, designate one or more committees, each of which shall be comprised of one or more Directors. Any such committee, to the extent provided in such resolution or in the Articles or these Regulations, shall have and may exercise all of the authority of the Board of Directors, subject to the limitations set forth in the Act. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum, and the affirmative vote of a majority of the members present shall be necessary for the adoption of any resolution. The Board of Directors may dissolve any committee at any time, unless otherwise provided in the Articles or these Regulations.

     6.05 VACANCIES; REMOVAL; RESIGNATION. Any Director position to be filled by reason of an increase in the number of Directors may be filled by election at an annual or special meeting of Members called for that purpose. Any vacancy occurring in the Board of Directors other than by reason of an increase in the number of Directors may be filled (a) by election at an annual or special meeting of the Members called for that purpose or (b) pursuant to Section 6.03. A Director elected to fill a vacancy occurring other than by reason of an increase in the number of Directors shall be elected for the unexpired term of his predecessor in office. At any meeting of Members at which a quorum of Members is present called expressly for that purpose, or pursuant to a written consent adopted pursuant to these Regulations, any Director may be removed, with or without cause, by a Required Interest. Any Director may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the remaining Directors. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

     6.06 MEETINGS. (a) Unless otherwise required by law or provided in the Articles or these Regulations, a majority of the total number of Directors fixed by, or in the manner provided in, the Articles or these Regulations shall constitute a quorum for the transaction of business of the Directors, and the act of a majority of the Directors present at a meeting at which a quorum is present shall he the act of the Directors. A Director who is present at a meeting of the Board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the Person acting as secretary of the meeting before the adjournment thereof or shall deliver such dissent to the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

          (b) Meetings of the Board of Directors may be held at such place or places as shall be determined from time to time by resolution of the Board of Directors. At all meetings of the Board of Directors, business shall be transacted in such order as shall from time to time be determined by resolution of the Board of Directors. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

          (c) In connection with any annual meeting of Members at which Directors were elected, the Directors may, if a quorum is present, hold its first meeting for the transaction of business immediately after and at the same place as such annual meeting of the Members. Notice of such meeting at such time and place shall not be required.

          (d) Regular meetings of the Board of Directors shall be held at such times and places as shall be designated from time to time by resolution of the Directors. Notice of such regular meetings shall not be required.

          (e) Special meetings of the Board of Directors may be called by any Director on at least 24 hours notice to each other Director. Such notice need not state the purpose or purposes of, nor the business to be transacted at, such meeting, except as may otherwise be required by law or provided for by the Articles or these Regulations,

     6.07 ACTION BY WRITTEN CONSENT OR TELEPHONE CONFERENCE. Any action permitted or required by the Act, the Articles or these Regulations to be taken at a meeting of the Board of Directors or any committee designated by the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action to be taken, is signed by all the Directors or members of such committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting and may be stated as such in any document or instrument filed with the Secretary of State of Nevada, and the execution of such consent shall constitute attendance or presence in person at a meeting of the Board of Directors or any such committee, as the case may be. Subject to the requirements of the Act, the Articles or these Regulations for notice of meetings, unless otherwise restricted by the Articles, Directors, or members of any committee designated by the Board of Directors, may participate in and hold a meeting of the Board of Directors or any committee of Board of Directors, as the case may be, by means of a conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a Person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     6.08 COMPENSATION. The Directors shall receive such compensation, if any, for their services as may be designated from time to time by the Board of Directors. In addition, the Managers shall be entitled to be reimbursed for out-of-pocket costs and expenses incurred in the course of their service hereunder, including the portion of their overhead reasonably allocable to Company activities.

     6.09 CONFLICTS OF INTEREST. Subject to the other express provisions of these Regulations, each Director, Member, Special Member and officer of the Company at any time and from time to time may engage in and possess interests in other business ventures of any and every type and description, independently or with others, including ones in competition with the Company, with no obligation to offer to the Company or any other Member, Special Member, Director or officer the right to participate therein. The Company may transact business with any Director, Member, Special Member, officer or affiliate thereof, provided the terms of those transactions are no less favorable than those the Company could obtain from unrelated third parties.

                                  ARTICLE VII.
                                    OFFICERS

     7.01 GENERAL PROVISIONS. The officers of the Company shall consist of a President, a Treasurer and a Secretary who shall be elected by the Board of Directors, and such other officers as may be elected by the Board of Directors or appointed as provided in these Regulations. The officers shall perform such duties as shall be delegated by the Board of Directors. Any two or more offices may be held by the same person. Unless otherwise provided in the resolutions electing or appointing them, each officer shall serve until the earlier of his resignation, removal from office, death, or election of his successor.

     7.02 PRESIDENT. Unless another person is elected as the Chief Executive Officer, the President shall also be the Chief Executive Officer of the Company and shall hold such title. The President shall have general and active management of the operations of the Company. He or she shall be responsible for the administration of the Company, including general supervision of the policies of the Company and general and active management of the financial affairs of the Company, and shall execute bonds, mortgages or other contracts in the name and on behalf of the Company, and shall have such duties as may be delegated by the Board of Directors. The President may vote, endorse for transfer, or take any other action necessary with respect to interests and securities issued by any other entity and owned by this Company, and may make, execute, and deliver any proxy, waiver, or consent with respect thereto.

     7.03 TREASURER. Unless another person is elected as the Chief Financial Officer, the Treasurer shall also be the Chief Financial Officer of the Company and shall hold such title. The Treasurer shall be charged with the management of the financial affairs of the Company, shall have the power to recommend action concerning the Company's affairs to the President, and shall perform such other duties and have such other powers as may from time to time be delegated to him or her by the President or the Board of Directors.

     7.04 SECRETARY. The Secretary shall keep minutes of all meetings of the Members and Directors, shall have charge of the minute books, shall be responsible for authenticating records of the Company, and shall perform such other duties and have other powers as may from time to time be delegated to him or her by the President or the Board of Directors.

     7.05 ASSISTANT OFFICERS. Assistants to the Secretary and Treasurer may be appointed by the President or by the Board of Directors and shall have such duties as shall be delegated to them by the President or the Board of Directors.

     7.06 VICE PRESIDENTS. The Company may have one or more Vice President, elected by the Board of Directors, who shall perform such duties as may be delegated by the President or the Board of Directors.

                                  ARTICLE VIII.
                               MEETINGS OF MEMBERS

     8.01 MEETINGS. (a) A quorum shall be present at a meeting of Members if the holders of a Required Interest are represented at the meeting in person or by proxy. With respect to any matter, other than a matter for which the affirmative vote of the holders of a specified portion of the Sharing Ratios of all Members entitled to vote is required by the Act, the affirmative vote of a Required Interest at a meeting of Members at which a quorum is present shall be the act of the Members.

          (b) All meetings of the Members shall be held at the principal place of business of the Company or at such other place within or without the State of Nevada as shall be specified or fixed in the notices or waivers of notice thereof; provided that any or all Members may participate in any such meeting by means of conference telephone or similar communications equipment pursuant to
Section 8.05.

          (c) Notwithstanding the other provisions of the Articles or these Regulations, the chairman of the meeting or the holders of a Required Interest shall have the power to adjourn such meeting from time to time, without any notice other than announcement at the meeting of the time and place of the holding of the adjourned meeting. If such meeting is adjourned by the Members, such time and place shall be determined by a vote of the holders of a Required Interest. Upon the resumption of such adjourned meeting, any business may be transacted that might have been transacted at the meeting as originally called.

          (d) An annual meeting of the Members, for the election of the Directors and for the transaction of such other business as may properly come before the meeting, shall be held at such place, within or without the State of Nevada, on such date and at such time as the Board of Directors shall fix and set forth in the notice of the meeting, which date shall be within 13 months subsequent to the date of organization of the Company or the last annual meeting of Members, whichever most recently occurred.

          (e) Special meetings of the Members for any proper purpose or purposes may be called at any time by the Board of Directors or the holders of at least ten percent of the Sharing Ratios of all Members. If not otherwise stated in or fixed in accordance with the remaining provisions hereof, the record date for determining Members entitled to call a special meeting is the date any Member first signs the notice of that meeting. Only business within the purpose or purposes described in the notice (or waiver thereof) required by these Regulations may be conducted at a special meeting of the Members.

          (f) Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the Board of Directors or Person calling the meeting, to each Member entitled to vote at such meeting. If mailed, any such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the Member at his address provided for on Exhibit A, with postage thereon prepaid.

          (g) The date on which notice of a meeting of Members is mailed or the date on which the resolution of the Board of Directors declaring a distribution is adopted, as the case may be, shall be the record date for the determination of the Members entitled to notice of or to vote at such meeting, including any adjournment thereof, or the Members entitled to receive such distribution.

          (h) The right of Members to cumulative voting in the election of Directors is expressly prohibited.

     8.02 VOTING LIST. An officer shall make, at least ten days before each meeting of Members, a complete list of the Members entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the Sharing Ratios held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office or principal place of business of the Company and shall be subject to inspection by any Member at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Member during the whole time of the meeting. The original membership records shall be prima-facie evidence as to who are the Members entitled to examine such list or transfer records or to vote at any meeting of Members. Failure to comply with the requirements of this Section shall not affect the validity of any action taken at the meeting.

     8.03 PROXIES. A Member may vote either in person or by proxy executed in writing by the Member. A telegram, telex, cablegram or similar transmission by the Member, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the Member shall be treated as an execution in writing for purposes of this Section. Proxies for use at any meeting of Members or in connection with the taking of any action by written consent shall be filed with the Board of Directors, before or at the time of the meeting or execution of the written consent, as the case may be. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the Board of Directors, who shall decide all questions touching upon the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed by the chairman of the meeting, in which event such inspector or inspectors shall decide all such questions. No proxy shall be valid after 11 months from the date of its execution unless otherwise provided in the proxy. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. Should a proxy designate two or more Persons to act as proxies, unless that instrument shall provide to the contrary, a majority of such Persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, the Company shall not be required to recognize such proxy with respect to such issue if such proxy does not specify how the Sharing Ratios that are the subject of such proxy are to be voted with respect to such issue.

     8.04 CONDUCT OF MEETINGS. All meetings of the Members shall be presided over by the chairman of the meeting, who shall be a Director designated by the Board of Directors. The chairman of any meeting of Members shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.

     8.05 ACTION BY WRITTEN CONSENT OR TELEPHONE CONFERENCE, (a) Any action required or permitted to be taken at any annual or special meeting of Members may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of not less than the minimum Sharing Ratios that would be necessary to take such action at a meeting at which the holders of all Sharing Ratios entitled to vote on the action were present and voted. Every written consent shall bear the date of signature of each Member who signs the consent. No written consent shall be effective to take the action that is the subject to the consent unless, within 60 days after the date of the earliest dated consent delivered to the Company in the manner required by this Section, a consent or consents signed by the holder or holders of not less than the minimum Sharing Ratios that would be necessary to take the action that is the subject of the consent are delivered to the Company by delivery to its registered office, its principal place of business. Delivery shall be by hand or certified or registered mail, return receipt requested. Delivery to the Company's principal place of business shall be addressed to the Board of Directors. A telegram, telex, cablegram or similar transmission by a Member, or a photographic, photostatic, facsimile or similar reproduction of a writing signed by a Member, shall be regarded as signed by the Member for purposes of this Section. Prompt notice of the taking of any action by Members without a meeting by less than unanimous written consent shall be given to those Members who did not consent in writing to the action.

          (b) The record date for determining Members entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company by delivery to its registered office or its principal place of business. Delivery shall be by hand or by certified or registered mail, return receipt requested. Delivery to the Company's principal place of business shall be addressed to the Board of Directors.

          (c) If any action by Members is taken by written consent, any articles or documents filed with the Secretary of State of Nevada as a result of the taking of the action shall state, in lieu of any statement required by the Act concerning any vote of Members, that written consent has been given in accordance with the provisions of the Act and that any written notice required by the Act has been given.

          (d) Members may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a Person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                   ARTICLE IX.
                                 INDEMNIFICATION

     9.01 RIGHT TO INDEMNIFICATION. Subject to the limitations and conditions as provided in this Article IX, each Person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (hereinafter a "Proceeding"), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he or she, or a Person of whom he or she is the legal representative, is or was a Director of the Company or while a Director of the Company is or was serving at the request of the Company as a Director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise shall be indemnified by the Company to the fullest extent permitted by the Act and the laws of the State of Nevada, as the same exist or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, attorneys' fees) actually incurred by such Person in connection with such Proceeding, and indemnification under this Article IX shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnify hereunder. The rights granted pursuant to this Article IX shall be deemed contract rights, and no amendment, modification or repeal of this Article IX shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings arising prior to any such amendment, modification or repeal. It is expressly acknowledged that the indemnification provided in this Article IX could involve indemnification for negligence or under theories of strict liability.

     9.02 ADVANCE PAYMENT. The right to indemnification conferred in this
Article IX shall include the right to be paid or reimbursed by the Company the reasonable expenses incurred by a Person of the type entitled to be indemnified under Section 9.01 who was, is or is threatened to be made a named defendant or respondent in a Proceeding in advance of the final disposition of the Proceeding and without any determination as to the Person's ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such Person in advance of the final disposition of a Proceeding, shall be made only upon delivery to the Company of a written affirmation by such Director of his or her good faith belief that he has met the standard of conduct for indemnification under this Article IX and a written undertaking, by or on behalf of such Person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified Person is not entitled to be indemnified under this Article IX or otherwise.

     9.03 INDEMNIFICATION OF OFFICERS, EMPLOYEES, AND AGENTS. The Company, by adoption of a resolution of the Board of Directors, may indemnity and advance expenses to an officer, employee or agent of the Company to the same extent and subject to the same conditions under which it may indemnify and advance expenses to Directors under this Article IX; and, the Company may indemnify and advance expenses to Persons who are not or were not Directors, officers, employees or agents of the Company but who are or were serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a Person to the same extent that it may indemnity and advance expenses to Directors under this Article IX.

     9.04 APPEARANCE AS A WITNESS. Notwithstanding any other provision of this
Article IX, the Company may pay or reimburse expenses incurred by a Director in connection with his appearance as a witness or other participation in a Proceeding at a time when he is not a named defendant or respondent in the Proceeding.

     9.05 NONEXCLUSIVITY OF RIGHTS. The right to indemnification and the advancement and payment of expenses conferred in this Article IX shall not be exclusive of any other right which a Director or other Person indemnified pursuant to Section 9.03 may have or hereafter acquire under any law (common or statutory), provision of the Articles or these Regulations, agreement, vote of Members or disinterested Directors or otherwise.

     9.06 INSURANCE. The Company may purchase and maintain insurance, at its expense, to protect itself and any Person who is or was serving as a Director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such Person against such expense, liability or loss under this Article IX.

     9.07 SAVINGS CLAUSE. If this Article IX or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Director or any other Person indemnified pursuant to this Article IX as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Article IX that shall not have been invalidated and to the fullest extent permitted by applicable law.

                                   ARTICLE X.
                                      TAXES

     10.01 TAX RETURNS. The Directors shall cause to be prepared and filed all necessary federal and state income tax returns for the Company, including making the elections described in Section 10.02. Each Member shall furnish to the Directors all pertinent information in its possession relating to Company operations that is necessary to enable the Company's income tax returns to be prepared and filed.

     10.02 TAX ELECTIONS. The Company shall make the following elections on the appropriate tax returns:

          (a) to adopt the year ending on May 31 as the Company's fiscal year;

          (b) to adopt a method of accounting as the Board of Directors may determine from time to time;

          (c) if a distribution of Company property as described in section 734 of the Code occurs or if a transfer of a Membership Interest or a Special Membership Interest as described in section 743 of the Code occurs, on written request of any Member or Special Member, to elect, pursuant to section 754 of the Code, to adjust the basis of Company properties;

          (d) to elect to amortize the organizational expenses of the Company and the startup expenditures of the Company under Section 195 of the Code ratably over a period of 60 months as permitted by section 709(b) of the Code; and

          (e) any other election the Board of Directors may deem appropriate and in the best interests of the Members and the Special Members.

Neither the Company nor any Director, Member or Special Member may make an election for the Company to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state law, and no provision of these Regulations (including, without limitation, Section 2.06) shall be construed to sanction or approve such an election.

     10.03 "TAX MATTERS PARTNER." The Board of Directors shall designate one Director that is affiliated with a Member to be the "tax matters partner" of the Company pursuant to section 623l(a)(7) of the Code; or, if there is no Director that is affiliated with a Member, the "tax matters partner" shall be a Member that is designated as such by a Required Interest. Any Member who is designated "tax matters partner" shall take such action as may be necessary to cause each other Member to become a "notice partner" within the meaning of section 6223 of the Code. Any Member who is designated "tax matters partner" shall inform each other Member and the Special Members of all significant matters that may come to its attention in its capacity as "tax matters partner" by giving notice thereof on or before the fifth Business Day after becoming aware thereof and, within that time, shall forward to each other Member and the Special Members copies of all significant written communications it may receive in that capacity. Any Member who is designated "tax matters partner" may not take any action contemplated by sections 6222 through 6232 of the Code without the consent of a Required Interest, but this sentence does not authorize such Member (or any other Member or Special Member) to take any action left to the determination of an individual Member or Special Member under sections 6222 through 6232 of the Code.

                                   ARTICLE XI.
                   BOOKS, RECORDS, REPORTS, AND BANK ACCOUNTS

     11.01 MAINTENANCE OF BOOKS. The Company shall keep books and records of accounts and shall keep minutes of the proceedings of its Members, its Board of Directors and each committee of the Board of Directors. The books of account for the Company shall be maintained on an accrual basis in accordance with the terms of these Regulations, except that the capital accounts of the Members and the Special Members shall be maintained in accordance with Section 4.05. The accounting year of the Company shall be a period beginning on June 1 and ending on May 31 of the following year or such other period determined by the Board of Directors.

     11.02 REPORTS. On or before the 120th day following the end of each fiscal year during the term of the Company, the Board of Directors shall cause each Member and Special Member to be furnished with a balance sheet, an income statement, and a statement of changes in Members' and Special Members' capital of the Company for, or as of the end of, that year certified by a recognized firm of certified public accountants. These financial statements must be prepared in accordance with generally accepted accounting principles generally employed for accrual-basis records consistently applied (except as therein noted) and must be accompanied by a report of the certified public accountants certifying the statements and stating that (a) their examination was made in accordance with generally accepted auditing standards and, in their opinion, the financial statements fairly present the financial position, financial results of operations, and changes in Members' and Special Members' capital in accordance with accounting principles generally employed for accrual-basis records consistently applied (except as therein noted) and (b) in making the examination and reporting on the financial statements described above, nothing came to their attention that caused them to believe that (i) the income and revenues were not paid or credited in accordance with the financial and accounting provisions of these Regulations, (ii) the costs and expenses were not charged in accordance with the financial and accounting provisions of these Regulations, or (iii) the Board of Directors, any Member or any Special Member failed to comply in any material respect with the financial and accounting provisions of these Regulations, or if they do conclude that the Board of Directors, Member or a Special Member so failed, specifying the nature and period of existence of the failure. The Board of Directors also may cause to be prepared or delivered such other reports as they may deem appropriate. The Company shall bear the costs of all these reports.

     11.03 ACCOUNTS. The Board of Directors shall establish and maintain one or more separate bank and investment accounts and arrangements for Company funds in the Company name with financial institutions and firms that the Board of Directors determine. The Board of Directors may not commingle the Company's funds with the funds of any Member; however, Company funds may be invested in a manner the same as or similar to the Board of Directors' investment of their own funds or investments by their affiliates.

                                  ARTICLE XII.
                             BANKRUPTCY OF A MEMBER

     BANKRUPT MEMBERS. Subject to Section 12.01(c), if any Member or Special Member becomes a Bankrupt Member, the Company shall have the option, exercisable by notice from the Board of Directors to the Bankrupt Member (or its representative) at any time prior to the 180th day after receipt of notice of the occurrence of the event causing it to become a Bankrupt Member, to buy, and on the exercise of this option the Bankrupt Member or its representative shall sell, its Membership Interest. The purchase price shall be an amount equal to the fair market value thereof determined by agreement of the Bankrupt Member (or its representative) and the Board of Directors; however, if those Persons do not agree on the fair market value on or before the 30th day following the exercise of the option, either such Person, by notice to the other, may require the determination of fair market value to be made by an independent appraiser specified in that notice. If the Person receiving that notice objects on or before the tenth day following receipt to the independent appraiser designated in that notice, and those Persons otherwise fail to agree on an independent appraiser, either such Person may petition the Judge with jurisdiction over the Bankrupt Member under the federal statutes codified as Title 11 of the United States Code to designate an independent appraiser. The determination of the independent appraiser, however designated, is final and binding on all parties. The Bankrupt Member and the Company each shall pay one-half of the costs of the appraisal. The purchaser shall pay the fair market value as so determined in four equal cash installments, the first due on closing and the remainder (together with accumulated interest on the amount unpaid at the General Interest
Rate) due on each of the first three anniversaries thereof. The payment to be made to the Bankrupt Member or its representative pursuant to this Section 11.01 is in complete liquidation and satisfaction of all the rights and interest of the Bankrupt Member and its representative (and of all Persons claiming by, through, or under the Bankrupt Member and its representative) in and in respect of the Company, including, without limitation, any Membership Interest or Special Membership

Interest, any rights in specific Company property, and any rights against the Company and (insofar as the affairs of the Company are concerned) against the Members and the Special Members, and constitutes a compromise to which all Members and Special Members have agreed pursuant to the Act.

                                  ARTICLE XIII.
                   DISSOLUTION, LIQUIDATION, AND TERMINATION

     13.01 DISSOLUTION. The Company shall dissolve and its affairs shall be wound up on the first to occur of the following:

          (a) the written consent of a Required Interest;

          (b) the expiration of the period fixed for the duration of the Company set forth in the Articles;

          (c) any Member or Special Member shall become a Bankrupt Member (with or without the consent of a Required Interest); provided, however, that if the event described in this Section 12.01(c) shall occur and there shall be at least one other Member remaining, the Company shall not be dissolved, and the business of the Company shall be continued, if all Members so agree; and

          (d) entry of a decree of judicial dissolution of the Company under article 6.02 of the Act.

Except as provided in Section 13.01(c), the death, retirement, resignation, expulsion, bankruptcy or dissolution of a Member or Special Member, or the occurrence of any other event that terminates the continued membership of a Member or Special Member in the Company, shall not cause a dissolution of the Company.

          13.02 LIQUIDATION AND TERMINATION. On dissolution of the Company, the Board of Directors shall act as liquidator or may appoint one or more Members as liquidator. The liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of liquidation shall be borne as a Company expense. Until final distribution, the liquidator shall continue to operate the Company properties with all of the power and authority of the Board of Directors. The steps to be accomplished by the liquidator are as follows:

          (a) as promptly as possible after dissolution and again after final liquidation, the liquidator shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company's assets, liabilities, and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable;

          (b) the liquidator shall cause the notice described in article 6.05(A)(2) of the Act to be mailed to each known creditor of and claimant against the Company in the manner described in such article 6.05(A)(2) of the Act;

          (c) the liquidator shall pay, satisfy or discharge from Company funds all of the debts, liabilities and obligations of the Company (including, without limitation, all expenses incurred in liquidation and any advances described in
Section 4.04) or otherwise make adequate provision for payment and discharge thereof (including, without limitation, the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine); and

          (d) all remaining assets of the Company shall be distributed to the Members and the Special Members as follows:

               (i) the liquidator may sell any or all Company property, including to Members and Special Members, and any resulting gain or loss from each sale shall be computed and allocated to the capital accounts of the Members and the Special Members;

               (ii) with respect to all Company property that has not been sold, the fair market value of that property shall be determined and the capital accounts of the Members and the Special Members shall be adjusted to reflect the manner in which the unrealized income, gain, loss, and deduction inherent in property that has not been reflected in the capital accounts previously would be allocated among the Members and the Special Members if there were a taxable disposition of that property for the fair market value of that property on the date of distribution; and

               (iii) Company property shall be distributed among the Members and the Special Members in accordance with the positive capital account balances of the Members and the Special Members, as determined after taking into account all capital account adjustments for the taxable year of the Company during which the liquidation of the partnership occurs (other than those made by reason of this clause (iii)); and those distributions shall be made by the end of the taxable year of the Company during which the liquidation of the Company Occurs (or, if later, 90 days after the date of the liquidation).

All distributions in kind to the Members and the Special Members shall be made subject to the liability of each distributee for costs, expenses, and liabilities theretofore incurred or for which the Company has committed prior to the date of termination and those costs, expenses, and liabilities shall be allocated to the distributee pursuant to this Section 13.02. The distribution of cash and/or property to a Member or a Special Member in accordance with the provisions of this Section 13.02 constitutes a complete return to the Member or the Special Member of its Capital Contributions and a complete distribution to the Member of its Membership Interest or the Special Member of its Special Membership Interest, as the case may be, and all the Company's property and constitutes a compromise to which all Members and Special Members have consented within the meaning of the Act. To the extent that a Member or a Special Member returns funds to the Company, it has no claim against any other Member or Special Member for those funds.

     13.03 DEFICIT CAPITAL ACCOUNTS. Notwithstanding anything to the contrary contained in these Regulations, and notwithstanding any custom or rule of law to the contrary, to the extent that the deficit, if any, in the capital account of any Member or Special Member results from or is attributable to deductions and losses of the Company (including non-cash items such as depreciation), or distributions of money pursuant to these Regulations to all Members in proportion to their respective Sharing Ratios and Special Members in proportion to their respective profit distribution percentages, as the case may be, upon dissolution of the Company such deficit shall not be an asset of the Company and such Member or Special Member shall not be obligated to contribute such amount to the Company to bring the balance of such Member's or Special Member's capital account to zero.

     13.04 ARTICLES OF DISSOLUTION. On completion of the distribution of Company assets as provided herein, the Company is terminated, and the Board of Directors (or such other Person or Persons as the Act may require or permit) shall file Articles of Dissolution with the Secretary of State of Nevada, cancel any other filings made pursuant to Section 2.05, and take such other actions as may be necessary to terminate the Company.

                                  ARTICLE XIV.
                               GENERAL PROVISIONS

     14.01 OFFSET. Whenever the Company is to pay any sum to any Member or Special Member, any amounts that the Member or Special Member owes the Company may be deducted from that sum before payment.

     14.02 NOTICES. Except as expressly set forth to the contrary in these Regulations, all notices, requests, or consents provided for or permitted to be given under these Regulations must be in writing and must be given either by depositing that writing in the United States mail, addressed to the recipient, postage paid, and registered or certified with return receipt requested or by delivering that writing to the recipient in person, by courier, or by facsimile transmission; and a notice, request, or consent given under these Regulations is effective on receipt by the Person to receive it. All notices, requests, and consents to be sent to a Member or Special Member must be sent to or made at the addresses given for that Member or Special Member on Exhibit A or in the instrument described in Section 3.03(d) or 3.04, or such other address as that Member or Special Member may specify by notice to the other Members and Special Member. Any notice, request, or consent to the Company or the Board of Directors must be given to the Board of Directors at the following address: 3751 Victoria Park Ave., Toronto, Ontario MlW 3Z4 Canada. Whenever any notice is required to be given by law, the Articles or these Regulations, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

     14.03 ENTIRE AGREEMENT; SUPERSEDURE. These Regulations constitute the entire agreement of the Members, Special Members and their affiliates relating to the Company and supersedes all prior contracts or agreements with respect to the Company, whether oral or written.

     14.04 EFFECT OF WAIVER OR CONSENT. A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that

Person of its rights with respect to that default until the applicable statute-of-limitations period has run.

     14.05 AMENDMENT OR MODIFICATION. These Regulations may be amended or modified from time to time only by a written instrument adopted by the Board of Directors and executed and agreed to by a Required Interest; provided, however, that (a) an amendment or modification changing a Member's Sharing Ratio or a Special Member's profit allocation or cash distribution percentage (other than to reflect changes otherwise provided by these Regulations) is effective only with that Member's consent, (b) an amendment or modification reducing a Special Member's profit allocation or cash distribution percentage (other than to reflect changes otherwise provided by these Regulations) is effective only with that Special Member's consent (c) an amendment or modification reducing the required Sharing Ratio or other measure for any consent or vote in these Regulations is effective only with the consent or vote of Members having the Sharing Ratio or other measure theretofore required, and (c) amendments of the type described in Section 3.04 may be adopted as therein provided.

     14.06 BINDING EFFECT. Subject to the restrictions on Dispositions set forth in these Regulations, these Regulations are binding on and inure to the benefit of the Members and their respective heirs, legal representatives, successors, and assigns.

     14.07 GOVERNING LAW; SEVERABILITY. THESE REGULATIONS ARE GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH LAW OF THE STATE OF NEVADA, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THESE REGULATIONS TO THE LAW OF ANOTHER JURISDICTION. In the event of a direct conflict between the provisions of these Regulations and (a) any provision of the Articles, or (b) any mandatory provision of the Act, the application provision of the Articles or the Act shall control. If any provision of these Regulations or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of these Regulations and the application of that provision to other Persons or circumstances is not affected thereby and that provision shall be enforced to the greatest extent permitted by law.

     14.08 FURTHER ASSURANCES. In connection with these Regulations and the transactions contemplated hereby, each Member and Special Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of these Regulations and those transactions.

     14.09 WAIVER OF CERTAIN RIGHTS. Each Member and Special Member irrevocably waives any right it may have to maintain any action for dissolution of the Company or for partition of the property of the Company.

     14.10 INDEMNIFICATION. To the fullest extent permitted by law, each Member and Special Member shall indemnify the Company, each Director and each other Member and Special Member and hold them harmless from and against all losses, costs, liabilities, damages, and expenses (including, without limitation, costs of suit and attorney's fees) they may incur on account of any breach by that Member or Special Member of these Regulations.

     14.11 NOTICE TO MEMBERS OF PROVISIONS OF THIS AGREEMENT. By executing these Regulations, each Member and Special Member acknowledges that it has actual notice of (a) all of the provisions of this Agreement, including, without limitation, the restrictions on the transfer of Membership Interests and Special Membership Interests set forth in Article III, and (b) all of the provisions of the Articles, including, without limitation, the fact that the Articles provide that no Member or Special Member shall have the preemptive right to acquire any Membership Interests or Special Membership Interests or securities of any class that may at any time be issued, sold or offered for sale by the Company. Each Member and Special Member hereby agrees that these Regulations constitute adequate notice of all such provisions.

     14.12 COUNTERPARTS. These Regulations may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

     14.13 ARBITRATION. If, at any time or from time to time during the continuance of the Company or after the dissolution or other termination thereof, any dispute, difference or question shall arise between or among any of the parties hereto, or their successors, assigns or nominees, touching or concerning the Company of the property, assets, rights or transactions thereof, or the dissolution or other termination thereof, or the property of the Company or the construction, meaning or effect of these Regulations, or any provision hereof, or the rights of obligations of the Members or the Special Members, or their successors, assigns or nominees, under these Regulations or otherwise, with respect thereto, then every such dispute, difference or question shall be submitted to and settled by arbitration and the decision of the arbitrator appointed as hereinafter provided to deal with such matter shall be accepted by all the Members and the Special Members to such dispute, difference or question. The arbitration shall be conducted by a single arbitrator agreed upon by the Members and Special Members to the matter. The decision of the arbitrator shall be final and binding upon all the Members and Special Members to such dispute, difference or question and their nominees, and there shall be no appeal therefrom. Arbitration shall be administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules. The arbitration will be conducted in Atlanta, Georgia. The arbitrator shall apply Nevada substantive law and Nevada evidentiary law to the proceeding. The arbitrator shall have the power to grant all legal and equitable remedies and award compensatory damages provided by Nevada law. Punitive or exemplary damages shall not be awarded for any breach or alleged breach of this Agreement. The arbitrator shall be bound by the terms of this Agreement. The arbitrator shall not be empowered or authorized to add to, subtract from, delete or in any other way modify the terms of this Agreement. The arbitrator shall prepare in writing and provide to the parties an award including factual findings and the reasons on which the decision is based.

     IN WITNESS WHEREOF, following the adoption of these Regulations by the Board of Directors, the Members have executed these Regulations as of the date first set forth above.

                                        MEMBERS:

                                        ELLY NEVADA, INC.,
                                        a Nevada corporation


                                        By: /s/ Elly Reisman
                                            ------------------------------------
                                            Elly Reisman, President


                                        NORMAN NEVADA, INC.,
                                        a Nevada corporation


                                        BY: /s/ Norman Reisman
                                            ------------------------------------
                                            Norman Reisman, President


                                        LARRY NEVADA, INC.,
                                        a Nevada corporation


                                        BY: /s/ Larry Robbins
                                            ------------------------------------
                                            Larry Robbins, President


                                        LITTLE SHOTS NEVADA L.L.C.,
                                        a Nevada limited liability company


                                        By: /s/ Bruce Freeman
                                            ------------------------------------
                                            Bruce Freeman, Managing Member


                                        By: /s/ Seymour Joffe
                                            ------------------------------------
                                            Seymour Joffe, Managing Member


                                        By: /s/ Harry Rosenbaum
                                            ------------------------------------
                                            Harry Rosenbaum, Managing Member

                                        SPECIAL MEMBERS:

                                        ELLY COLORADO, INC.,
                                        a Colorado corporation


                                        BY: /s/ Elly Reisman
                                            ------------------------------------
                                            Elly Reisman, President


                                        NORMAN COLORADO, INC.,
                                        a Colorado corporation


                                        BY: /s/ Norman Reisman
                                            ------------------------------------
                                            Norman Reisman, President


                                        LARRY COLORADO, INC.,
                                        a Colorado corporation


                                        By: /s/ Larry Robbins
                                            ------------------------------------
                                            Larry Robbins, President


                                        LITTLE SHOTS NEVADA L.L.C.,
                                        a Nevada limited liability company


                                        By: /s/ Bruce Freeman
                                            ------------------------------------
                                            Bruce Freeman, Managing Member


                                        By: /s/ Seymour Joffe
                                            ------------------------------------
                                            Seymour Joffe, Managing Member


                                        By: /s/ Harry Rosenbaum
                                            ------------------------------------
                                            Harry Rosenbaum, Managing Member